Exhibit 5.2

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Asia Pacific

Bangkok

Beijing

Brisbane

Hanoi

Ho Chi Minh City

Hong Kong

Jakarta

Kuala Lumpur*

Manila*

Melbourne

Seoul

Shanghai

Singapore

Sydney

Taipei

Tokyo

Yangon

Europe, Middle East
& Africa

Abu Dhabi

Almaty

Amsterdam

Antwerp

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Munich

Paris

Prague

Riyadh*

Rome

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

August 01, 2024

Lifezone Metals Limited

Commerce House

1 Bowring Road

Ramsey, Isle of Man, IM8 2LQ

Ladies and Gentlemen:

We have acted as special New York counsel for Lifezone Metals Limited, an Isle of Man company (the “Company”), in connection with the preparation of the Company’s Post-Effective Amendment No.4 to Form F-1 on Form F-3 (as amended or supplemented, the “Registration Statement”) to be filed on or about the date hereof by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of, among other securities, up to 667,500 private placement warrants of the Company described in the Registration Statement (each whole warrant, a “Warrant”), with each Warrant exercisable for the purchase of one ordinary share, par value $0.0001 per share, of the Company.

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement; (ii) the Business Combination Agreement, dated as of December 13, 2022, by and among GoGreen Investments Corporation, a Cayman Islands exempted company (“GoGreen”), GoGreen Sponsor 1 LP, a Delaware limited partnership, the Company, Aqua Merger Sub, a Cayman Islands exempted company, Lifezone Holdings Limited, an Isle of Man company (“LHL”), Keith Liddell, solely in his capacity as the LHL shareholders representative, and those shareholders of LHL party thereto (as amended, supplemented or otherwise modified through the date hereof, the “Business Combination Agreement”), (incorporated by reference to Annex A to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023), (the “Form F-4 Registration Statement”); (iii) the Warrant Agreement, dated as of October 20, 2021, by and between GoGreen and Continental Stock Transfer & Trust Company (“CST”) (as modified pursuant to the Assignment Agreement, the “Warrant Agreement”), filed as Exhibit 4.2 to the Form F-4 Registration Statement; (iv) the form of Assignment, Assumption and Amendment Agreement, by and among GoGreen, the Company and CST (the “Assignment Agreement”), filed as Exhibit 4.3 to the Form F-4 Registration Statement; (v) the form of Warrant certificate (the “Warrant Certificate”), filed as Exhibit 4.1 to the Form F-4 Registration Statement; and (vi) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Baker & McKenzie LLP is a member of Baker & McKenzie International.

As used herein, the term “Transaction Documents” collectively refers to the Business Combination Agreement, the Warrant Certificate, the Warrant Agreement and the Assignment Agreement.

In rendering the opinion contained herein, we have assumed (i) the truthfulness of all information contained in all of the documents reviewed by us, (ii) the genuineness of all signatures on all documents examined by us, (iii) the legal capacity of all natural persons signing such documents, (iv) the due authority of all parties signing such documents, (v) the authenticity of all documents submitted to us as originals, and (vi) the conformity to the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that when the Registration Statement (as amended) becomes effective under the Securities Act and the Warrants have been duly authorized, issued and delivered by the Company in accordance with the Business Combination Agreement, the Warrant Agreement and the Assignment Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

In addition, in rendering the foregoing opinion we have assumed that, at all applicable times:

a)	the Company (i) was duly incorporated and is validly existing and in good standing, (ii) had requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents;

b)	the Company had the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

c)	each of the Transaction Documents had been or will be duly authorized, executed and delivered by all requisite action on part of the parties thereto;

d)	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder: (i) conflicted or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constituted or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violated or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

e)	neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder required or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/Baker McKenzie LLP
BAKER & McKENZIE LLP

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